Exhibit 99.1

FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results

PROVO, Utah — Aug. 1, 2023 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced second quarter 2023 results in line with expectations.

Executive Summary
Q2 2023 vs. Prior-year Quarter

Revenue:	$500.3 million; (11)% • (3)% FX impact or $(16.4) million
Earnings Per Share (EPS):	$0.54 compared to $0.67 or $0.77 excluding charges associated with our exit from Grow Tech
Customers:	1,041,118; (25)%
Paid Affiliates:	187,652; (23)% • An adjustment to eligibility requirements accounted for approximately (13)% of the decline
Sales Leaders:	45,807; (9)%

“Our second quarter results improved sequentially and landed within our guidance range, driven in large part by year-over-year gains in Mainland China and our Rhyz segments,” said Ryan Napierski, Nu Skin president and CEO. “We are seeing early signs of momentum building in Mainland China; however, we continue to be negatively impacted in several key markets by macro-economic factors and associated price increases that have had a dampening effect on consumer spending and customer acquisition.

“Despite the lingering macro challenges, we continue to make steady progress toward our Nu Vision 2025 strategy. In Q3 we will be rolling out ageLOC® TRMe®, our personalized weight management system, in China. Most other markets will begin introducing ageLOC WellSpa iO™, a smart device system focused on holistic wellness and beauty, with consumer launches in Q4 to help us drive year-over-year growth in the quarter. To complement these introductions, we will be introducing a new channel growth incentive in the second half to attract new affiliates and develop sales leaders. In addition, our Vera® and Stela apps continue to gain healthy traction as downloads and monthly active users exceed expectations.

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 2
“We continue to be pleased with the performance of Rhyz improving 33% year over year. As part of building our long-term enterprise strategy, we announced today the Rhyz acquisition of BeautyBio, an omnichannel, clean and clinically proven skincare and beauty device brand. BeautyBio’s unique device IP in hydration facial and micro-needling technology will further strengthen Nu Skin’s position as the world’s best-selling beauty device systems brand.* Our expertise in devices, manufacturing and technology will help BeautyBio reach its potential as we explore synergies within the Rhyz ecosystem.”

Q2 2023 Year-over-year Operating Results

Revenue:	$500.3 million compared to $560.6 million • (3)% FX impact or $(16.4) million
Gross Margin:	72.9% compared to 73.6% • Nu Skin business was 77.2% compared to 77.0% • Impacted by revenue growth in Rhyz Manufacturing
Selling Expenses:	37.0% compared to 39.1% • Nu Skin business was 40.2% compared to 42.0%
G&A Expenses:	27.4% compared to 25.3%
Operating Margin:	8.5% compared to 9.2%
Other Income / (Expense):	$(5.4) million compared to $(8.6) million
Income Tax Rate:	27.5% compared to 20.2%
EPS:	$0.54 compared to $0.67 or $0.77 excluding charges associated with our exit from Grow Tech

Stockholder Value

Dividend Payments:	$19.5 million
Stock Repurchases:	$0.0 million • $175.4 million remaining in authorization

Q3 and Full-year 2023 Outlook

Q3 2023 Revenue:	$500 to $540 million; (7)% to 0.5% • Approximately (2) to (1)% FX impact
Q3 2023 EPS:	$0.54 to $0.69
2023 Revenue:	$2.00 to $2.08 billion; (10)% to (6)% • Approximately (3) to (2)% FX impact
2023 EPS:	$2.15 to $2.45 or $2.30 to $2.60 non-GAAP

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 3
“Taking into account first half results, a stronger-than-expected U.S. dollar and recent acquisitions, we are adjusting our 2023 guidance, which continues to show sequential improvements in the back half of the year with a return to year-over-year growth in the fourth quarter,” said James D. Thomas, chief financial officer. “We now anticipate our annual revenue to be $2.00 to $2.08 billion, with an approximate 2 to 3 percent foreign currency headwind. We are also adjusting reported EPS of $2.15 to $2.45, or $2.30 to $2.60 excluding first quarter restructuring charges. For the third quarter, we project revenue of $500 to $540 million, assuming a negative foreign currency impact of approximately 1 to 2 percent, with reported earnings per share of $0.54 to $0.69. In summary, while the persistence of macro headwinds has made the journey more challenging than expected, we continue to invest in key growth initiatives that support our long-term enterprise strategy and remain confident in our direction and future.”

Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through Aug. 15, 2023.

About Nu Skin Enterprises Inc.
The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by nearly 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Rhyz is the strategic investment arm of Nu Skin Enterprises. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

*Source Euromonitor International Limited; Retail Value RSP terms; all channels; 2017 to 2022. Beauty Systems are at-home Skin Care Beauty Devices that are exclusively paired or recommended to be used with a topical consumable of the same brand. Claim verification based on Euromonitor custom research and methodology conducted April - June of 2023. Sales of at-home skin care beauty devices includes sales of electric facial cleansers as defined in Passport database. This category does not include hair care/removal appliances, body shavers, and oral care appliances.

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 4
Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro-environment and the company’s performance, growth, shareholder value, strategies, transformation, initiatives, product pipeline and product introductions/launches, digital and social-commerce tools and initiatives, benefits of the BeautyBio acquisition, customers, sales leaders, and affiliates; projections regarding revenue, expenses, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “continue,” “outlook,” “guidance,” “remain,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	risk that epidemics, including COVID-19 and related disruptions, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 5
Earnings per share, excluding charges associated with our exit from Grow Tech or restructuring and impairment charges, is also a non-GAAP financial measure. Charges associated with our exit from Grow Tech and restructuring and impairment charges are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of charges associated with our exit from Grow Tech and restructuring and impairment charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share and operating margin calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended June 30, 2023 and 2022 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended June 30,			Constant- Currency
	2023	2022	Change	Change
Nu Skin
Americas	$107,641	$124,445	(14)%	(10)%
Mainland China	88,362	86,808	2%	8%
Southeast Asia/Pacific	63,764	94,067	(32)%	(30)%
South Korea	53,686	69,308	(23)%	(19)%
Japan	50,862	55,952	(9)%	(4)%
Europe & Africa	46,968	50,871	(8)%	(9)%
Hong Kong/Taiwan	37,108	39,327	(6)%	(3)%
Nu Skin other	597	1,318	(55)%	(55)%
Total Nu Skin	448,988	522,096	(14)%	(11)%
Rhyz Investments
Manufacturing	45,551	38,229	19%	19%
Rhyz other	5,718	290	1872%	1872%
Total Rhyz Investments	51,269	38,519	33%	33%
Total	$500,257	$560,615	(11)%	(8)%

The following table sets forth revenue for the six-month periods ended June 30, 2023 and 2022 for each of our reportable segments (U.S. dollars in thousands):

	Six Months Ended June 30,			Constant- Currency
	2023	2022	Change	Change
Nu Skin
Americas	$208,798	$248,025	(16)%	(12)%
Mainland China	156,338	211,303	(26)%	(21)%
Southeast Asia/Pacific	131,574	184,303	(29)%	(26)%
South Korea	124,010	141,441	(12)%	(8)%
Japan	103,468	117,743	(12)%	(3)%
Europe & Africa	94,412	103,839	(9)%	(8)%
Hong Kong/Taiwan	71,656	77,821	(8)%	(4)%
Nu Skin other	482	1,938	(75)%	(75)%
Total Nu Skin	890,738	1,086,413	(18)%	(14)%
Rhyz Investments
Manufacturing	81,318	78,570	3%	3%
Rhyz other	9,663	531	1720%	1720%
Total Rhyz Investments	90,981	79,101	15%	15%
Total	$981,719	$1,165,514	(16)%	(12)%

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 6
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended June 30, 2023 and 2022:

	Three Months Ended June 30,
	2023	2022	Change
Customers
Americas	263,138	302,849	(13)%
Mainland China	214,907	392,268	(45)%
Southeast Asia/Pacific	106,283	152,775	(30)%
South Korea	112,019	135,290	(17)%
Japan	112,484	122,643	(8)%
Europe & Africa	177,472	205,379	(14)%
Hong Kong/Taiwan	54,815	69,411	(21)%
Total Customers	1,041,118	1,380,615	(25)%

Paid Affiliates
Americas	36,048	44,523	(19)%
Mainland China	28,825	19,257	50%
Southeast Asia/Pacific	32,769	41,512	(21)%
South Korea(1)	23,012	48,605	(53)%
Japan	36,765	38,269	(4)%
Europe & Africa(1)	19,906	32,323	(38)%
Hong Kong/Taiwan(1)	10,327	17,644	(41)%
Total Paid Affiliates	187,652	242,133	(23)%

Sales Leaders
Americas	7,872	9,320	(16)%
Mainland China(2)	13,777	11,458	20%
Southeast Asia/Pacific	5,814	8,407	(31)%
South Korea	5,784	6,557	(12)%
Japan	5,853	6,097	(4)%
Europe & Africa	4,105	5,192	(21)%
Hong Kong/Taiwan	2,602	3,054	(15)%
Total Sales Leaders	45,807	50,085	(9)%

(1)  The June 30, 2023 number is affected by a change in eligibility requirements for receiving certain rewards within our compensation structure. We plan to implement these changes in additional segments over the next several quarters.
(2)  The June 30, 2023 number reflects a modified Sales Leader definition, as described in our quarterly report on Form 10-Q.

●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$500,257	$560,615	$981,719	$1,165,514
Cost of sales	135,542	148,100	269,130	309,599
Gross profit	364,715	412,515	712,589	855,915

Operating expenses:
Selling expenses	185,165	219,426	373,289	462,125
General and administrative expenses	137,044	141,562	270,943	290,118
Restructuring and impairment expenses	—	—	9,787	—
Total operating expenses	322,209	360,988	654,019	752,243

Operating income	42,506	51,527	58,570	103,672
Other expense, net	(5,393)	(8,640)	(6,869)	(10,093)

Income before provision for income taxes	37,113	42,887	51,701	93,579
Provision for income taxes	10,221	8,650	13,433	20,626

Net income	$26,892	$34,237	$38,268	$72,953

Net income per share:
Basic	$0.54	$0.68	$0.77	$1.45
Diluted	$0.54	$0.67	$0.76	$1.43

Weighted-average common shares outstanding (000s):
Basic	49,931	50,368	49,789	50,181
Diluted	50,161	50,960	50,098	50,959

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$235,554	$264,725
Current investments	16,772	13,784
Accounts receivable, net	67,166	47,360
Inventories, net	372,250	346,183
Prepaid expenses and other	100,833	87,816
Total current assets	792,575	759,868

Property and equipment, net	430,328	444,806
Operating lease right-of-use assets	94,707	98,734
Goodwill	229,469	206,432
Other intangible assets, net	112,619	66,701
Other assets	234,078	244,429
Total assets	$1,893,776	$1,820,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,529	$53,963
Accrued expenses	255,510	280,280
Current portion of long-term debt	140,000	25,000
Total current liabilities	445,039	359,243

Operating lease liabilities	74,487	76,540
Long-term debt	367,753	377,466
Other liabilities	111,152	110,425
Total liabilities	998,431	923,674

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	615,579	613,278
Treasury stock, at cost – 40.6 million and 41.1 million shares	(1,557,777)	(1,569,061)
Accumulated other comprehensive loss	(101,446)	(86,509)
Retained earnings	1,938,898	1,939,497
Total stockholders' equity	895,345	897,296
Total liabilities and stockholders’ equity	$1,893,776	$$1,820,970

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP
Earnings Per Share
(in thousands, except for per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$26,892	$34,237	$38,268	$72,953
Impact of restructuring and impairment expense:
Restructuring and impairment	-	-	9,787	-
Tax impact	-	-	(2,593)	-
Impact of charges associated with our Q4 exit from Grow Tech:
Unrealized loss on investment	-	5,711		5,711
Tax impact	-	(459)		(459)
Adjusted net income	$26,892	$39,489	$45,462	$78,205

Diluted earnings per share	$0.54	$0.67	$0.76	$1.43
Diluted earnings per share, excluding restructuring impact	$0.54	$0.77	$0.91	$1.53

Weighted-average common shares outstanding (000)	50,161	50,960	50,098	50,959

Nu Skin Enterprises Reports Second Quarter 2023 Financial Results	page 9

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP
Earnings Per Share

	Year ended December 31,
	2023 - Low-end	2023 High-end
Earnings Per Share	$2.15	$2.45
Impact of Q1 restructuring and impairment expense:
Restructuring and impairment	0.20	0.20

Tax impact	(0.05)	(0.05)

Adjusted EPS	$2.30	$2.60

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CONTACTS:
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Investors: investorrelations@nuskin.com, (801) 345-3577